Exhibit 99.1

Riverstone Networks Reports Revenue and Cash Position for Third
Quarter Fiscal 2004; Company Changes to Sell-Through Accounting Method

    SANTA CLARA, Calif.--(BUSINESS WIRE)--Feb. 4, 2004--Riverstone Networks, Inc. (RSTN.PK) today reported revenue estimates and cash balances for the quarter ended November 29, 2003. All statements herein represent current expectations and are based on preliminary, unaudited results, which are subject to change as a result of the Company's ongoing restatement process and accounting practices review. Furthermore, the Company indicated that it has begun reporting revenues from distributors and resellers under the sell-through method of accounting, recognizing revenue when resellers ship products to their end customers, as evidenced by receipt of cash by the Company. The sell-through method of revenue recognition contrasts with the Company's previous method of accounting in which revenues were recognized when the products were first shipped to distributors and resellers. Although this change in accounting method will defer recognition of distributor and reseller revenues compared to the previous accounting method, management believes the sell-through method will more conservatively reflect Riverstone's revenues on an ongoing basis. The method of accounting for direct sales to the Company's end user customers remains unchanged.
    Including the effect of the sell-through method of accounting for resellers and distributors, management expects to report total revenues for the third quarter of fiscal 2004 of between $9 million and $10 million. The net decrease in cash and cash equivalents during the quarter was $17.9 million, compared to a $29.3 million decrease in the prior quarter, as the result of reduced operating expenses and improved collection of accounts receivable. As a result, the Company's cash position -- defined as cash equivalents and short-term and long-term marketable investments -- was $268.2 million at November 29, 2003. Convertible debt outstanding remained $131.8 million, with interest payments being made semi-annually as required under the indenture.
    Riverstone is working to conclude its ongoing restatement process and accounting practices review, and to file its reports with the SEC, including all necessary amendments. Filing of the Statement of Operations, Balance Sheet and Statement of Cash Flows for the third fiscal quarter 2004 is dependent upon completion of the restatement of prior period financial results which the Company expects in several weeks. The restatement process could result in a revision of the preliminary estimates provided by the Company.

    Management Commentary

    "During the third quarter, we redefined Riverstone's strategic positioning and refocused the Company strategy on the Carrier Metro Ethernet marketplace," said Oscar Rodriguez, president and chief executive officer. "As a result, we now have well defined product roadmaps for the next five quarters, which enable our strategic partners, VARs and carrier customers to plan for the delivery of new features in our existing RS product portfolio and in our next generation XGS product set," he said.
    "Our well-established RS line of Ethernet routing products continues to be the basis for customer purchases to date, while the new carrier XGS Ethernet routing product is now scheduled for beta testing this spring and production shipments to follow. The XGS line will enable service provider Ethernet networks to scale and is designed as a complementary product set to the RS line. We believe that, together, these products will allow Riverstone to target the global Tier 1 carriers that require the ability to scale to the needs of many large end-user customers in their next-generation Metro networks," Rodriguez added.
    "Our renewed focus on the Carrier Metro Ethernet marketplace has also been well complemented with deployments centered on high value applications such as Voice over IP (VoIP) solutions. Through our strategic relationship with Sonus Networks, we have several large customers in North America, including traditional Tier 1 service providers, who have implemented Sonus VoIP solutions which incorporate Riverstone equipment. Further, through our existing reseller alliance with Marconi, Riverstone products have been deployed in VoIP solutions across Europe. These VoIP applications demonstrate the technological diversity of Riverstone's product offerings," he said.
    Other developments in the core business during the fiscal third quarter included:

    -- Addition of several new customers in our Metro Ethernet market, including Time Warner Cable in North America, and a large private sector infrastructure project through Marconi.

    -- Metro Ethernet trials with three major European service providers, including the previously announced trial with France Telecom.

    -- A new strategic alliance with Hewlett Packard, in which Riverstone is providing an integrated management solution to HP's Netman subsidiary to enable carriers to provision, deploy and scale their Metro Ethernet virtual private networks.

    -- Commencement of an offshore development model which is expected to increase Riverstone's research and development productivity, while controlling costs.

    Legal & Other Matters

    The Company indicated there has been no material change in pending litigation or other disputes that have been previously reported and that any new developments would be reported through timely SEC filings.

    Conference Call

    Riverstone Networks will hold a conference call today, February 4, 2004, beginning at 5:00 p.m. EST/2:00 p.m. PST, to discuss operational directions and these preliminary results. Those wishing to participate should call 877-691-0879 approximately 10 minutes prior to the call's beginning and a web cast of the conference call will be available on www.riverstonenet.com. A replay of the call will be available beginning one hour after the call's conclusion and continuing until 3:30 p.m. PST, February 11, either on the Company's website or by dialing 877-519-4471 (international callers can access the replay by dialing 973-341-3080) and entering PIN # 4462115.

    About Riverstone Networks

    Riverstone Networks, Inc. (RSTN.PK) is the leading provider of carrier class solutions for next generation Metro Ethernet networks. Riverstone's Metro routers and provisioning solutions deliver the ease of use, cost effectiveness, and flexibility that carriers require in meeting their customers' IP networking requirements in support of voice, video, and data services. Riverstone uniquely permits carriers to offer homogeneous services across existing revenue-generating networks and new Ethernet deployments. For more information, please visit www.riverstonenet.com.

    "Except for the historical information contained herein, the matters set forth in this press release, including preliminary estimates of the Company's revenue range and cash position for quarter ended November 29, 2003, management's belief regarding the sell-through method of accounting, expectations as to the timing of the restatement process and the Company's SEC filings, expected features and benefits of the Company's products and strategic relationships, the anticipated improvement in research and development productivity, the Company's direction and strategy, the ability to execute the strategy and its outcome, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date hereof and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include the results and effect of the accounting practices review, changes in scope and nature of, and the outcome of, the Securities and Exchange Commission's investigation regarding the Company's accounting practices, the ability of the Company to file its periodic reports, whether the Company's outstanding convertible notes are subject to accelerated repayment under the terms of the indenture governing the notes and the impact of any such repayment on the Company or its business, the impact of any restatement on the Company's financial results, and the risks detailed from time to time in the Company's SEC reports, including, without limitation, amended current report on Form 8-K/A dated August 26, 2003. The Company disclaims any intent or obligation to update or revise these forward-looking statements."

    Riverstone Networks is a registered trademark of Riverstone
Networks, Inc. All other trademarks, service marks and trade names belong to their respective owners.

    CONTACT: Riverstone Networks
             Roger Barnes, 408-878-6500
             or
             Kalt Rosen & Co.
             Howard Kalt, 415-397-2686